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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                                                                 Percentage of voting
                                                                                                 securities owned by
                                                                                                 its immediate parent
                                                                                               -----------------------
BESTFOODS
(a) Subsidiaries included in the Company's
consolidated financial statements:
United States
Arnold Foods Company, Inc.                                               -Delaware                              100.00
Best Foods - Caribbean, Inc.                                             -Delaware                              100.00
Bestfoods Europe (Group) Ltd.                                            -Delaware                              100.00
Entenmann's Inc. (Owned by Bestfoods
Baking Co. Inc., a holding company of Bestfoods)                         -Delaware                              100.00
Henri's Food Products Co. Inc.                                           -Wisconsin                             100.00

Canada
Bestfoods Holdings Inc.                                                                                         100.00

Europe (1)
C.H. Knorr Nahrungsmittelfabrik Ges.mbH                                  -Austria                               100.00
Bestfoods Belgium N.V./S.A.                                              -Belgium                                99.91
Bestfoods CZ, a.s.                                                       -Czech Republic                         99.30
Bestfoods Nordic AS                                                      -Denmark                               100.00
Nordic Best Food Oy                                                      -Finland                               100.00
Bestfoods France                                                         -France                                 99.94
Bestfoods Deutschland GmbH & Co. OHG                                     -Germany                               100.00
Knorr Bestfoods Hellas A.B.E.E.                                          -Greece                                100.00
Bestfoods Benelux B.V.                                                   -Holland                               100.00
Bestfoods Hungary Ltd.                                                   -Hungary                               100.00
Knorr Bestfoods Ltd.                                                     -Ireland                               100.00
Bestfoods Italia s.p.a                                                   -Italy                                 100.00
Bestfoods Nordic AS                                                      -Norway                                100.00
Bestfoods Polska Sp. zo.o.                                               -Poland                                 99.98
Knorr Bestfoods PortugualProdutos Alimentares S.A.                       -Portugal                              100.00
Bestfoods Espana, S.A.                                                   -Spain                                 100.00
Bestfoods Nordic AB                                                      -Sweden                                100.00
Bestfoods Knorr Holdings AG                                              -Switzerland                           100.00
Bestfoods UK Ltd                                                         -United Kingdom                        100.00

Africa and Middle East (1)(2)
Israel Edible Products Ltd. "TAMI"                                       -Israel                                 50.00
CPC Kenya Ltd.                                                           -Kenya                                  50.00
Knorr Bestfoods Morocco                                                  -Morocco                                50.00
Robertsons Foodservice (Pty) Ltd.                                        -South Africa                           50.00

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
Latin America
Refinerias de Maiz S.A.I.C.                                              -Argentina                             100.00
Refinacoes de Milho, Brasil Ltda.                                        -Brazil                                100.00
Industrias de Maiz y Alimentos S.A.                                      -Chile                                 100.00
DISA S.A.                                                                -Colombia                              100.00
Productos Agroindustriales del Caribe S.A.                               -Costa Rica                            100.00
Productos de Maiz y Alimentos S.A.                                       -Guatemala                             100.00
Productos de Maiz, S.A. de C.V.                                          -Mexico                                100.00
Alimentos y Productos de Maiz, S.A.                                      -Peru                                   99.90
Industrializadora de Maiz, S.A.                                          -Uruguay                               100.00
Aliven S.A.                                                              -Venezuela                             100.00

Asia
Bestfoods Guangzhou Ltd. (Owned by
Bestfoods Asia Investments Ltd.; a holding
company of Bestfoods)                                                    -China                                  80.00
CPC/AJI (Hong Kong) Ltd.                                                 -Hong Kong                              50.00(2)
P.T. Knorr Indonesia                                                     -Indonesia                             100.00
CPC/AJI (Malaysia)  Sdn. Berhad                                          -Malaysia                               50.00(2)
Rafhan Bestfoods Limited                                                 -Pakistan                               73.96
California Manufacturing Co., Inc.                                       -Philippines                            50.00(2)
CPC/AJI (Singapore) Pte. Ltd.                                            -Singapore                              50.00(2)
CPC/AJI (Taiwan) Ltd.                                                    -Taiwan                                 50.00(2)
CPC/AJI (Thailand) Ltd.                                                  -Thailand                               50.00(2)

The names of forty three (43) domestic subsidiaries and one hundred thirty-four (134) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

  (b) International subsidiaries not consolidated: Six (6) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.

  (c) Domestic 50% owned companies: One (1) joint venture in which the Registrant owns 50% interest with 50% being owned by Single other interests.

    (1) Owned by Bestfoods Europe (Group) Ltd., or its wholly owned subsidiaries.

    (2) Owned fractionally more than 50% and fully consolidated for accounting purposes.

If the companies included in (b) and (c) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10% of the income of the parent and its subsidiaries on a consolidated basis.